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                                                                    EXHIBIT (11)
                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                       COMPUTATIONS OF PER SHARE EARNINGS

                      (In Millions, Except Per-Share Data)
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                                 Three Months Ended                    Six Months Ended                  Twelve Months Ended
                         -----------------------------------  ----------------------------------  ----------------------------------
                           July 30, 1994      July 31, 1993     July 30, 1994     July 31, 1993     July 30, 1994     July 31, 1993
                         ----------------   ----------------  ----------------  ----------------  ----------------  ----------------
                         Earnings  Shares   Earnings  Shares  Earnings  Shares  Earnings  Shares  Earnings  Shares  Earnings  Shares
                         --------  ------   --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Primary Computations
- --------------------
Net earnings               $  49              $  24             $  88             $  54             $ 409             $ 360
Less: Dividend
 requirements on ESOP
 preferred shares, net
 of tax benefit on
 unallocated shares           (4)                (4)               (9)               (9)              (17)              (21)
                           -----              -----             -----             -----             -----             -----
Adjusted net earnings      $  45              $  20             $  79             $  45             $ 392             $ 339
                           =====              =====             =====             =====             =====             =====

Average common shares
 outstanding                        71.6               71.4              71.6              71.4              71.5              71.4

Average number of
 common share
 equivalents:
  Stock options                      0.2                0.1               0.2               0.2               0.2               0.2
  Performance shares                 0.2                0.2               0.2               0.1               0.2               0.1
                                   -----              -----             -----             -----             -----             -----
Adjusted common
 equivalent shares
 outstanding-primary                72.0               71.7              72.0              71.7              71.9              71.7
                                   =====              =====             =====             =====             =====             =====

Primary Earnings Per
 Share                     $0.62              $0.28             $1.10             $0.63             $5.45             $4.74
                           =====              =====             =====             =====             =====             =====

Fully Diluted Computations
- --------------------------
Net earnings               $  49              $  24             $  88             $  54             $ 409             $ 360
Less: Earnings impact of
 assumed ESOP  preferred
 share conversion, net
 of tax benefit on
 unallocated shares           (3)                (3)               (6)               (6)              (12)              (15)
                           -----              -----             -----             -----             -----             -----
Adjusted net earnings      $  46              $  21             $  82             $  48             $ 397             $ 345
                           =====              =====             =====             =====             =====             =====

Average common and common
 equivalent shares-primary          72.0               71.7              72.0              71.7              71.9              71.7
Additional common stock
 equivalents attributable
 to application of the
 treasury stock method               0.1                  -               0.1               0.1                 -                 -
Assumed conversion of
 ESOP preferred shares               4.2                4.3               4.2               4.3               4.3               4.3
                                   -----              -----             -----             -----             -----             -----
Adjusted common equivalent
 shares outstanding-fully
 diluted                            76.3               76.0              76.3              76.1              76.2              76.0
                                   =====              =====             =====             =====             =====             =====

FULLY DILUTED EARNINGS
 PER SHARE                 $0.61              $0.28           $1.07               $0.63             $5.21             $4.55
                           =====              =====           =====               =====             =====             =====

AVERAGE ALLOCATED ESOP
 PREFERRED SHARES
 OUTSTANDING (IN MILLIONS)           2.1                1.5               2.0               1.4               1.9               1.3
                                   =====              =====             =====             =====             =====             =====
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